Sub-Item 77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

Amendment No. 37 dated August 10, 2006 to the Agreement and
Declaration of Trust dated January 28, 1997 is hereby incorporated by reference to Exhibit 99.A.38 of Post Effective Amendment No. 143 to the registrant's registration statement to Form N-1A filed with the Securities and Exchange Commission on December 21, 2006 (Accession No. 0000950123-06-015465).